UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K/A

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  October 2, 2006
                     --------------------------

                    Dynasil Corporation of America
-----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)

     New Jersey                   000-27503         22-1734088
---------------------------       ----------        -----------
(State or other                   (Commission     (IRS Employer
jurisdiction of incorporation)    File Number)  Identification No.)


            385 Cooper Road, West Berlin, New Jersey     08091
-----------------------------------------------------------------------
               (Address of principal executive offices)  (ZIP Code)

Registrant's telephone number, including area code:  (856)-767-4600

                           Not Applicable
-----------------------------------------------------------------------
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instructions A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

     As previously announced, on October 2, 2006, Dynasil Corporation of America, a New Jersey corporation ("Dynasil") consummated the acquisition of all of the outstanding shares of capital stock of Evaporated Metal Films Corp., a New York corporation ("EMF"), from Ms. Megan Shay for a purchase price of $1,100,000. In conjunction with that transaction and on the same day, EMF entered into Mortgage Note and Line of Credit Note borrowing transactions with Tompkins Trust Company ("TTC") which were guaranteed by Dynasil. The guaranteed loans include (a) a $1,050,000 principal amount commercial mortgage (the "mortgage") and (b) a $215,000.00 principal amount line of credit facility (the "line of credit"). Proceeds of the mortgage were used to pay for the acquisition of EMF and for working capital purposes. Proceeds of the line of credit will be used for general corporate purposes. The applicable borrowing documents were entered into at arms-length between EMF and Dynasil, on the one hand, and TTC, on the other hand, on commercial lending terms and conditions, including acceleration rights, events of default, TTC's rights and remedies and similar provisions that Dynasil believes are customary for commercial loans of this sort. In connection with the loan transactions EMF and Dynasil executed and delivered to TTC customary forms of notes, mortgage, security agreement, assignment of leases and rents, and similar documents.

     The mortgage provides for repayment over a 20 year period at a fixed annual interest rate of 7.80% for the first 5 years, reset to a fixed annual interest rate of 2.80 percentage points over the rate of Federal Home Loan Bank of New York Advance Rate for five-year maturities at five year intervals. The term loan is secured by a first mortgage on EMF's real estate, equipment, and fixtures, as well as Dynasil's guarantee.

     The line of credit has a term running until December 22, 2010 and carries an annual interest rate of one-half percent over the Wall Street Journal Prime Rate of interest, which is adjusted monthly. It is secured by EMF's real estate, equipment and fixtures, as well as Dynasil's guarantee.

     The information set forth under Items 2.01, 3.02, and
9.01 is incorporated by reference thereto.

ITEM 2.01. COMPLETION OF ACQUISITION

The information set forth under Items 1.01, 3.02, and 9.01 is incorporated herein by reference.

     In accordance with the previously announced execution and delivery of a definitive stock purchase agreement, Dynasil acquired all the outstanding capital EMF on October 2, 2006. EMF provides optical thin-film coatings for a broad range of application markets including display systems, optical instruments, satellite communications and lighting. EMF's products and services are sold to optics markets that are related to those currently served by Dynasil and its Optometrics Corporation subsidiary ("Optometrics"). Dynasil purchased 100% of EMF's stock from its current owner and CEO, Ms. Megan Shay, for the payment of $1.1 million in cash at closing. Ms. Shay had no previous relationship with Dynasil, its affiliates or directors other than through EMF as an independent third party purchaser of fused silica parts from, and provider of optical coatings to, Dynasil.
As part of the acquisition transaction, Ms. Shay entered into a one year employment agreement which may be extended on mutual agreement for an additional six months. Copies of the form of Stock Purchase Agreement and Megan Shay's employment agreement were attached to the Form 8-K filing dated August 22, 2006. The acquisition was funded by (a) the proceeds of a private placement by Dynasil of 710,000 shares of a new Series B Preferred Stock at a sale price of $1.00 per share to existing and new shareholders and (b) the loans described under Item 1.01 above. Mr. Craig T. Dunham, Dynasil President and CEO, purchased 173,500 shares of the new series of preferred stock for an aggregate purchase price of $173,500. Ms. Shay purchased 60,000 shares for an aggregate purchase price of $60,000 and Mr. James Saltzman, Dynasil's Chairman, purchased 15,000 shares for an aggregate purchase price of $15,000.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Items 1.01, 2.01, and 9.01 is incorporated herein by reference.

On October 2, 2006, Dynasil sold 710,000 shares of a Series B 10% Cumulative Convertible Preferred Stock in a private placement. The stock was sold at a price of $1.00 per share. No underwriting discounts or commissions were paid in connection with the sale. The securities were offered and sold only to accredited investors within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Act"), in a transaction conducted pursuant to section 4(2) of the Act and Regulation D thereunder. Each share of preferred stock carries a 10% per annum dividend and is convertible to 1.33 shares of common stock at any time by the holders, subject to adjustment for certain subsequent sales of common stock or securities convertible into or exchangeable for common stock, and is callable after two years by Dynasil at a redemption price of $1.00 per share. As set forth under Item 2.01 above, the proceeds of the preferred stock sale were used to acquire the stock of EMF.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)  Financial Statements of businesses acquired
     - Independent's Auditor's report - EMF Corporation
     - Balance sheets - EMF Corporation
     - Statements of Operations - EMF Corporation
     - Statements of Retained Earnings - EMF Corporation
     - Statements of Cash Flow - EMF Corporation
     - Notes to Financial Statements - EMF Corporation

  (b)  Pro Forma financial information
     - Unaudited Pro Forma Condensed Consolidated Balance Sheet of Dynasil Corporation of America, as of September 30, 2006
     - Unaudited Pro Forma Condensed Consolidated Statement of Operations of Dynasil Corporation of America for the twelve months ending September 30, 2006 and the twelve months ending September 30, 2005.
     - Notes to the Unaudited Pro Forma Consolidated
     Financial Information.

  (c)  Exhibits

2.1* Stock purchase agreement dated August 21, 2006, between
     Dynasil, Megan Shay, and Evaporated Metal Films Corporation, filed on Form 8-K on August 22, 2006.
3.1* Restated Certificate of Incorporation of Dynasil
     Corporation of America dated October 13, 2006, filed on Form 8-K dated October 19, 2006.
10.1*  Loan documents for loan entered into with Tompkins
     Trust Company on October 2, 2006 by Evaporated Metals Film Corporation and guaranteed by Dynasil Corporation of America, filed on Form 8-K dated October 6, 2006..

  *   Incorporated herein by reference.

(a) Financial Statements of businesses acquired

Report and Financial Statements for the Years Ended
September 30, 2006 and 2005

Independent  Auditor's Report


To the Board of Directors and Stockholders
Evaporated Metal Films Corporation
Ithaca, New York

      We have audited the accompanying balance sheets of EVAPORATED METAL FILMS CORP. (a New York Corporation) as of September 30, 2006 and 2005, and the related statements of operations, changes in retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EVAPORATED METAL FILMS CORP. as of September 30, 2006 and 2005 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Haefele, Flanagan & Co., p.c.
Moorestown, New Jersey


December 12, 2006

Evaporated Metal Films Corporation
Balance Sheets
September 30,2006 and 2005

ASSETS

                                                            2006                2005
                                                         -----------        -----------
CURRENT ASSETS:
Cash and equivalents                                    $     30,387       $     20,362
Accounts receivable net of allowance for doubtful
  accounts of  $65,508 for 2006 and $46,978
  for 2005                                                   370,823            320,891
Inventories                                                   80,478             57,087
Deferred tax asset                                            89,800             74,900
Prepaid expenses and other current assets                     42,345             57,392
                                                         -----------        -----------
Total current assets                                         613,833            530,632

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment , net                          958,052            938,072
                                                         -----------        -----------
TOTAL ASSETS                                             $ 1,571,885        $ 1,468,704
                                                         ===========        ===========

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:
Note payable to bank                                         159,775             46,000
Current portion of long-term debt                             62,548            175,507
Accounts payable                                             185,996            170,543
Accrued expenses and other current liabilities               210,219            170,826
                                                         -----------        -----------
Total current liabilities                                    618,538            562,876

Deferred income tax liability                                 63,900             83,200
Long-term debt, net                                          323,323            190,312
Deferred compensation                                         74,227             74,227

Stockholder's Equity
   Common stock, $.01 par value, 990,000 shares
   authorized, 660,000 shares issued and 110,822
   shares outstanding                                          6,660              6,660
Additional paid-in capital                                    73,291             73,291
Retained earnings                                            835,946            902,138
                                                         -----------        -----------
                                                             915,897            982,089

Less 551,178 shares of treasury stock                       (424,000)          (424,000)
                                                         -----------        -----------
Total stockholder's equity                                   491,897            558,089
                                                         -----------        -----------
Total Liabilities and Stockholder's Equity               $ 1,571,885        $ 1,468,704
                                                         ===========        ===========

The  accompanying  notes   are an  integral  part  of  these
financial statements.

Evaporated Metal Films Corp
Statements of Operations
For the Years Ended September 30, 2006 and 2005


                                          2006        2005
                                         --------    --------

Net Sales                            $  2,844,957 $ 2,515,836

Cost of Sales                           2,228,156   1,999,682
                                         --------    --------
Gross Profit                              616,801     516,154

Selling, general and
   administrative expenses                674,477     636,147
                                         --------    --------
Loss from operations                      (57,676)   (119,993)

Interest expense, net                     (42,416)    (30,933)
                                         --------    --------
Loss before income taxes                 (100,092)   (150,926)

Income tax benefit                         33,900      49,700
                                         --------    --------

Net Loss                             $   (66,192) $ (101,226)
                                       =========    ========

See accompanying notes which are an integral part of these financial statements.

Evaporated Metal Films Corporation
Statements of Changes in Retained Earnings
For the Years Ended September 30, 2006 and 2005

Balance, October 1, 2004         $ 1,003,364


Net loss                            (101,226)


Balance, September 30, 2005      $   902,138


Net loss                             (66,192)
                                 -----------
Balance, September 30, 2006    $     835,946
                                 ===========

See accompanying notes which are an integral part of these financial statements.

Evaporated Metal Films Corp
Statements of Cash Flows
For the Years Ended September 30, 2006 and 2005

                                                2006         2005
                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                    $  (66,192)   $(101,226)
Adjustments to reconcile net
 loss to net cash provided
 by (used in) operating activities:
  Provision for doubtful accounts               18,530       22,489
    Deferred compensation                          -0-       74,227
    Deferred taxes                            (34,200)      (49,700)
  Depreciation and amortization               130,488       129,712
 (Increase) decrease in:
   Accounts receivable                        (68,462)       17,593
   Inventories                                 (23,391)     (15,603)
   Prepaid expenses and other
    current assets                              15,047     21,528
 Increase (decrease) in:
   Accounts payable                             15,453     (39,554)
   Accrued expenses and other liabilities       39,393   (  65,335)
                                              --------    --------
  Net cash provided by (used in)
    operating activities                        26,666      (5,869)
                                              --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment   (150,468)    (50,157)
                                              --------    --------
Net cash used for investing activities        (150,468)    (50,157)
                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt                  320,000          -0-
 Repayment of long-term debt                  (299,948)    (48,444)
    Proceeds from note payable
    to bank, net                               113,775      46,000
                                              --------    --------

Net cash provided by (used in)
     financing activities                      133,827      (2,444)
                                              --------    --------
Increase (decrease) in cash
  and equivalents                               10,025     (58,470)

Cash and cash equivalents, beginning            20,362      78,832
                                              --------    --------
Cash and cash equivalents, end               $  30,387   $  20,362
                                              ========    ========

The accompanying notes are an integral part of these financial statements.

Evaporated Metal Films Corporation
Notes to Financial Statements
For the Years Ended September 30, 2006 and 2005


Note 1 - Summary of Significant Accounting Policies

Nature of Operations

      Evaporated Metal Films Corp. (the "Company") , a New York State corporation located in Ithaca, New York is a manufacturer of precision optical products. The Company's primary revenue sources are from the fabrication and coating of optical devices, and its customer base is dispersed throughout the continental United States.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

     The Company records sales revenue upon shipment to customers as the terms are generally FOB shipping point at which time title and risk of loss have been transferred to the customer, pricing is fixed or determinable and collection of the resulting receivable is reasonably assured. Returns of products shipped are and have historically not been material. The Company also provides an allowance for doubtful accounts based on historical experience and a review of its receivables.

Financial Instruments

     The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount for long-term debt approximates fair value because the underlying instruments are primarily at current market rates.

     Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable. In the normal course of business, the Company extends credit to certain customers. Management performs initial and ongoing credit evaluations of their customers and generally does not require collateral.

Concentration of Credit Risk

     The Company maintains cash and cash equivalents at various financial institutions in New York. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30,
2006, the Company had no uninsured bank balances. The Company has not experienced any significant losses on its cash and cash equivalents

Property,   Plant   and  Equipment  and   Depreciation   and
Amortization

      Property, plant and equipment are recorded at cost. Depreciation is provided using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes over the estimated useful lives of the respective assets.

     The  estimated  useful  lives of assets  for  financial
reporting purposes are as follows: building and improvements, 15 to 39 years; machinery and equipment, 5 to 10 years; office furniture and fixtures, 10 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property, plant and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Impairment of Long-Lived Assets

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows to be generated by the assets. If these assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on these reviews, no asset impairment charges were made to the carrying value of long-lived assets during the years ended September 30, 2006 and 2005.

Advertising

      The  Company  expenses  all advertising  as  incurred.
Advertising expense for the years ended September  30,  2006 and 2005 was $48,238 and $32,177.

Income Taxes

      The Company uses the asset and liability approach to account for income taxes. Under this approach, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and net operating loss and tax credit carryforwards. The amount of deferred taxes on these temporary differences is determined using the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, as applicable, based on tax rates, and tax laws, in the respective tax jurisdiction then in effect. Valuation allowances are provided if it is more likely than not that some or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

Shipping and Handling Costs

      The Company includes some shipping and handling fees billed to customers in sales and shipping and handling costs incurred in cost of sales.

Inventories

     Inventories are stated at the lower of average cost or market. Cost is determined using the first-in, first-out
(FIFO) method. Inventories consist primarily of raw materials, work-in-process and finished goods. The Company evaluates inventory levels and expected usage on a periodic basis and records adjustments for impairments as required.

Statement of Cash Flows

     For purposes of the statement of cash flows, the Company generally considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Note 2 - Inventories

     Inventories at September 30, 2006 and 2005 consisted of the following:


                                          2006       2005
                                         ------     ------
   Raw materials                       $ 38,377  $  14,604
   Work-in-process                       30,785     24,639
   Finished goods                        11,316     17,844
                                         ------     ------
   Total                               $ 80,478  $  57,087
                                         ======     ======

Note 3 - Property, Plant and Equipment

   Property, plant and equipment at September 30, 2006 and 2005 consisted of the following:

                                          2006       2005
                                         ------     ------
   Land                                $ 62,646   $ 62,646
   Building improvements              1,227,648  1,227,648
   Machinery and  equipment           3,347,072  3,205,363
   Office furniture and fixtures          8,759       -0-
                                      ---------  ---------
                                      4,646,125  4,495,657
   Less accumulated depreciation      3,688,073  3,557,585
                                      ---------  ---------
   Total                            $   958,052 $  938,072
                                      =========  =========

     Included in the cost of machinery and equipment at September 30, 2006 and 2005 are costs of $215,657 and $217,657 representing assets under capitalized lease obligations. Accumulated depreciation at September 30, 2006 and 2005 for the capitalized leases was $104,953 and $73,064. Land also represents a capital lease obligation.

     Depreciation expense for the years ended September 30, 2006 and 2005 was $130,488 and $129,712 of which $31,889 and
$29,645 represents depreciation of assets under capitalized lease obligations.

Note 4 - Debt

Notes Payable to Bank
     As of September 30, 2006, the Company has a note payable to the bank that represents borrowings under a line of credit agreement, which bears interest at a variable rate equal to Wall Street Journal Prime Rate plus 1.5% (9.75% at September 30, 2006). The amount available under this
agreement was $215,000.   As  of September  30,   2006, the
outstanding balance was  $159,775.  This   note  is secured
by the operating assets of the company and was repaid October 2, 2006. (See Note 8)

     At September 30, 2005, the Company had a working capital line of credit agreement with a bank which provided for a maximum borrowing of $100,000 until December 2009 at the bank's prime rate plus one percent. (7.75% at September 30, 2005). The borrowings under the line of credit required payments of interest only and were collateralized by substantially all of the Company's assets, including a mortgage on the Company's property. As of September 30, 2005, the outstanding balance was $46,000. This line of credit was refinanced in the year ended September 30, 2006.

Long-term Debt

     Long-term debt at September 30, 2006 and 2005 consisted of the following:

                                                                  2006        2005
                                                                 --------  --------
   Notes payable to bank in monthly installments of $3,665
   including interest of 9.00%, through August 2018,
   secured by equipment, leasehold improvements, inventory
   and other assets, repaid October 2, 2006                     $318,814    $   -0-

   Note payable to bank in monthly installments of $2,318
   including  interest of 5.00%, through may 2007,
   secured by a piece of equipment, repaid October 2, 2006        19,347     41,328

   Capital  equipment  lease obligations  payable  in  total
   monthly
   installments  of  $5,591  including  interest  at   rates
   ranging from
   7.65% to 20.07% due and payable through July 2007,
   secured by related equipment.  These capital leases were
   repaid in 2006.                                                  -0-      82,619

   Capital  99-year land lease obligation payable  in  total
   annual installments of $2,604 (installment is reduced to
   $238 in May of 2008) including interest of 9.23% due  and
   payable through September 2085. Secured by land.                 4,741     6,725

   Capital  99-year land lease obligation payable  in  total
   annual installments of $3,300 (installment is reduced to
   $301 in September of 2014) including interest of 7.71% due
   and payable through September 2092. Secured by land.             19,667    21,323

   Notes  payable  to  two  former shareholders  in  monthly
   installments of $7,338 including interest of 6.33%, through
   September 2008, unsecured.  Repaid in 2006.                         -0-   190,522



                                                                  2006        2005
                                                                 --------  --------

   Note payable to shareholder, no scheduled repayments,
   non-interest bearing, unsecured.                                23,302    23,302
                                                                 --------  --------
                                                                  385,871   365,819
   Less current portion                                            62,548   175,507
                                                                 --------  --------
                                                                 $323,323  $190,312
                                                                 ========  ========


              As  of September 30, 2006, the current portion
includes $3,950 payable under capital lease obligations.
   The  aggregate  maturities  of  long-term  debt,  as   of
   September 30, 2006 are as follows:

                                                   Amount
                                                 ________
   September 30, 2008                           $  17,446
   September 30, 2009                              19,079
   September 30, 2010                              20,873
   September 30, 2011                              22,777
   September 30, 2012                              24,302
   September 30, 2013 and thereafter              218,846
                                                 ________
      Total                                      $323,323
                                                 ========

Note 5 - Retirement Plans

Defined Benefit Pension Plan

     The Company has a defined benefit pension plan covering hourly employees. The plan provides defined benefits based on years of service and final average salary. As of September 30, 2006, the plan was frozen. The following relates to the Company's defined benefit pension plan as of September 30, 2006 and 2005:

                                                     2006         2005

Pension benefit obligation as of September 30   $  378,241 *   $  354,770
Fair value of plan assets as of September 30      (303,594)      (298,491)
                                                   -------        -------
Excess of benefit obligation over plan assets   $   74,647    $    56,279
                                                   =======        =======
Amounts recognized on the balance sheet as:
  Accrued benefit costs (in accrued expenses)   $   74,647     $    56,279
                                                   =======        =======

* The current liability was used since the plan was frozen as of September 30, 2006

Discount rate on the benefit obligation              5.81%          6.00%
Rate of expected return on plan assets               5.50%          6.00%


Pension expense                                    $27,868       $   9,579
Company  contributions                             $ 9,500        $ 28,172


401(k) Plan

      The Company also has a 401(k) plan which allows all employees who meet certain requirements to defer a percentage of their wages. The plan requires the Company to match 25% of employee deferrals up to 8% of eligible compensation. The Company's contributions to the plan, including administrative expenses, for the years ended September 30, 2006 and 2005 were $7,598 and $7,872.




Note 6 - Income Taxes

      The  income tax expense (benefit) for the years  ended
September 30, 2006 and 2005 consists of the following:

                                                  2006       2005
                                                 ------    ------
     Current
          State                                $    300    $   -0-
     Deferred
          Federal                               (27,600)  (40,200)
          State                                 ( 6,600)  ( 9,500)
                                                 ------    ------
                                                (34,200)  (49,700)
                                                 ------    ------
                                               ($33,900) ($49,700)


      The tax provision differs from amounts that would be calculated by applying federal statutory rates to income before provision for income taxes primarily due to different tax bases of certain assets and liabilities and because the Company uses different depreciation methods for income tax purposes. Significant components of the Company's deferred tax  asset  (liability)  at  September  30,  2006  and  2005 consisted of the following:
                                                  2006       2005
                                                 ------    ------
    Deferred tax asset - Current
      Accounts receivable                      $ 25,500   $ 18,300
      Inventory                                   5,800      5,800
      Unfunded  pension liability                29,600     21,900
      Deferred compensation                      28,900     28,900
                                                -------    -------
                                                 89,800     74,900
      Deferred tax liability - Non-current
        Depreciation                          (  63,900)  ( 83,200)
                                                -------    -------
     Deferred tax asset (liability), net       $ 25,900  ($  8,300)
                                                =======    =======

Note 7 - Supplemental Disclosure of Cash Flow Information

                                           2006       2005

   Cash paid during the year for:
       Interest                          $40,823    $31,692
       Taxes                             $   300    $  -0-


Note 8 - Subsequent Events

     On  October  2,  2006,  100% of  the  common  stock  of
Evaporated  Metal  Films  Corp.  was  acquired  by   Dynasil
Corporation of America, Inc. for $1,100,000.

(b) Unaudited Pro Forma Condensed Consolidated Financial Information

Introduction

On October 2, 2006, Dynasil completed its acquisition of
100% of the common stock of Evaporated Metal Films Corp.
(EMF) in a transaction accounted for as a purchase business combination. As consideration for the acquisition, Dynasil paid $580,000 in cash to the seller and incurred acquisition-related costs of approximately $104,890. In a contemporaneous bank transaction, EMF borrowed $1,050,000 of which $498,936 was used to retire existing EMF debt, $520,000 was paid to the seller, $16,994 was used to pay transaction costs and the remaining funds were used for working capital. The net purchase price of approximately $674,890 has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values.

The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2006 and 2005 have been prepared to give effect to the acquisition as if it had occurred on October 1, 2004. The unaudited pro forma condensed consolidated balance sheet as of October 2, 2006 has been prepared to give effect to the acquisition as if it had occurred as of September 30, 2006.

The historical consolidated financial statements of EMF have been prepared in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial information is not intended to represent Dynasil's financial position or results of operations for any future period. Since Dynasil and EMF were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of Dynasil as well as the EVAPORATED METAL FILMS CORP statements included in this report. Dynasil's historical consolidated financial statements can be found in its Annual Report on Form 10-K filed on December 13, 2006.

 UNAUDITED  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                    AS OF OCTOBER 2, 2006

ASSETS
                                                                          Consolidated
                                     Dynasil     EMF       Eliminations   Dynasil
                                  ---------   ---------    ------------   ---------
Current assets
        Cash and equivalents       $472,139  $   45,457    $             $  517,596
        Accounts receivable, net  1,086,394     369,725                   1,456,119
        Intercompany receivable       6,843                     (6,843)          (0)
        Inventory                 1,131,648      80,478                   1,212,126
        Deferred tax asset                       89,800                      89,800
        Other current assets         93,067      43,443                     136,510
                                  ---------   ---------    ------------   ---------
       Total current assets       2,790,091     628,903         (6,843)   3,412,151

Property, Plant and
  Equipment, net                    626,790   1,661,046                   2,287,836

Investment in Subsidiaries          674,890                   (674,890)          (0)

Other Assets
       Deferred financing costs           0      17,023                      17,023
       Intangibles                   78,812                                  78,812
                                  ---------   ---------    ------------   ---------
       Total other Assets            78,812      17,023                      95,835
                                  ---------   ---------    ------------   ---------

TOTAL ASSETS                     $4,170,583  $2,306,972       (681,733)  $5,795,822



LIABILITIES
                                                                          Consolidated
                                     Dynasil     EMF       Eliminations   Dynasil
                                  ---------   ---------    ------------   ---------
Current Liabilities
       Note payable to bank      $  190,000   $       0    $             $  190,000
       Current portion of
         long-term debt              72,482      22,730                      95,212
       Accounts payable             390,110     185,996                     576,106
       Intercompany payable           4,343       2,500         (6,843)          (0)
       Accrued expenses             368,977     207,749                     576,726
                                  ---------   ---------    ------------   ---------
       Total current liabilities  1,025,912     418,975         (6,843)   1,438,044

Long-term Debt, net                 593,889   1,074,980                   1,668,869
Deferred tax liability                           63,900                      63,900
Deferred compensation                            74,227                      74,227

Stockholders' Equity
       Common Stock                   2,350                                   2,350
       Preferred Stock                1,410                                   1,410
       Additional paid in capital 2,799,388     674,890        (674,890)  2,799,388
       Retained earnings            733,976                                 733,976
                                  ---------   ---------    ------------   ---------
                                  3,537,124     674,890        (674,890)  3,537,124
       Less treasury stock
         at cost                   (986,342)          0                    (986,342)
                                  ---------   ---------    ------------   ---------
      Total Stockholders' Equity  2,550,782     674,890        (674,890)  2,550,782

TOTAL LIABILITIES AND STOCK-
       HOLDERS' EQUITY           $4,170,583  $2,306,972       ($681,733) $5,795,822
                                  =========   =========    =============  =========

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2006

                                                             ProForma
                                                             Acquisition  Pro Forma
                                Dynasil           EMF        Adjustments  Dynasil
                               ----------     ----------     ------------ ----------
Sales                         $ 6,936,631    $ 2,844,957     $            $9,781,588

Cost of sales                   4,500,791      2,228,156       (4,868)b    6,724,079
                               ----------     ----------     ------------ ----------
Gross profit                    2,435,840        616,801        4,868      3,057,509

Selling, general and
  administrative expense        1,911,283        681,227                   2,592,510

Income (loss) from Operations     524,557       ( 64,426)       4,868        464,999

Interest and other expense        (64,376)       (42,416)     (40,560)a     (147,352)

Income (loss) before
  income taxes                    460,181       (106,842)     (35,692)       317,647

Income tax (expense) benefit          (25)        30,737                      30,712
                               ----------     ----------     ------------ ----------
Net income  (loss)               $460,156      $ (76,105)     $(35,692)     $348,359
                               ==========     ==========     ============ ==========

                         Basic net income per share                            $0.09
                         Diluted net income per share                          $0.06

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.



UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEAR ENDED SEPTEMBER 30, 2005

                                                             ProForma
                                                             Acquisition  Pro Forma
                                Dynasil           EMF        Adjustments  Dynasil
                               ----------     ----------     ------------ ----------
Sales                         $ 5,078,436    $ 2,515,836                  $7,594,272

Cost of sales                   3,519,845      1,999,682        (4,092)b   5,515,435
                               ----------     ----------     ------------ ----------
Gross profit                    1,558,591        516,154         4,092     2,078,837

Selling, general and
  administrative expense        1,341,834        636,147                   1,977,981
                               ----------     ----------     ------------ ----------
Income (loss) from Operations     216,757       (119,993)        4,092       100,856

Interest and other expense, net   (54,488)       (30,933)      (40,560)     (125,981)
                               ----------     ----------     ------------ ----------
Income (loss) before
  income taxes                    162,269       (150,926)      (36,468)     (25,125)

Income tax benefit                 10,750         49,700             0        60,450
                               ----------     ----------     ------------ ----------
Net income                    $   173,019      $(101,226)     $(36,468)      $35,325
                               ==========     ==========     ============ ==========
Basic net income per share                                                     $0.01
Diluted net income per share                                                   $0.01

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

Note 1 - Pro Forma Adjustments and Assumptions

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

     The EMF acquisition has been accounted for under the purchase method pursuant to the provisions of SFAS No. 141, Business Combinations. Accordingly, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of combination. The unaudited pro forma adjustments herein are based on preliminary estimates of fair value by an independent appraiser. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein.

     The total consideration paid and preliminary purchase price allocation are as follows:

     Purchase price:

       Cash consideration paid at closing        $1,100,000
       Reimbursed through bank financing           (520,000)
       Estimated costs and expenses                  94,890
                                                  ---------
       Total consideration                       $  674,890

     Purchase price allocation:

       Fair market value of net tangible assets $ 674,890 of EMF

       Total consideration                       $ 674,890

Notes to Unaudited Pro Forma Condensed Consolidated
Financial Information

  a) To reflect the additional interest expense that would have been incurred as a result of increased borrowings that were partly used to fund the acquisition of EMF.

  b) To reflect the difference in depreciation of property, plant and equipment based upon the fair market valuation placed on those assets at acquisition date.




                              SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DYNASIL CORPORATION OF AMERICA

Date: December 15, 2006       By:  /s/ Craig Dunham
                                  --------------------------
                                  Craig Dunham
                                  President and Chief Executive Officer